PURCHASE AGREEMENT

                                     between


                                D&H SERVICES, LLC

                                       and

                             MERISEL AMERICAS, INC.





                                 AUGUST 13, 2004



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                                TABLE OF CONTENTS

ARTICLE 1             PURCHASE AND SALE OF ASSETS................................................................1

         1.1      Purchase and Sale of Assets....................................................................1

         1.2      Excluded Assets; Consents to Assignment........................................................2

         1.3      Consideration..................................................................................3

         1.4      Assumption of Liabilities......................................................................3

         1.5      Excluded Liabilities...........................................................................4

         1.6      Allocation of Purchase Price...................................................................4

         1.7      Employees......................................................................................4

         1.8      Closing........................................................................................5

         1.9      Deliveries at Closing..........................................................................5

         1.10     Purchase Price Calculation.....................................................................5

ARTICLE 2             REPRESENTATIONS AND WARRANTIES OF THE SELLER...............................................8

         2.1      Organization and Good Standing.................................................................8

         2.2      Investment.....................................................................................8

         2.3      Authorization and Enforceability...............................................................8

         2.4      Consents, No Violations........................................................................8

         2.5      Title to Tangible Assets and Purchased Shares..................................................9

         2.6      Transactions with Affiliates...................................................................9

         2.7      Financial Statements...........................................................................9

         2.8      Accounts Receivable............................................................................9

         2.9      Licenses and Permits...........................................................................9

         2.10     Absence of Certain Changes....................................................................10

         2.11     Contracts.....................................................................................10

         2.12     Compliance With Laws..........................................................................10

         2.13     Employees.....................................................................................11

         2.14     Litigation....................................................................................11

         2.15     Environmental Compliance......................................................................11

         2.16     Taxes.........................................................................................12
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         2.17     Brokers and Finders...........................................................................12

         2.18     Cross-References on Schedules.................................................................12

         2.19     No Warranties.................................................................................13

         2.20     Intentionally omitted.........................................................................13

         2.21     Intentionally omitted.........................................................................13

         2.22     Real Property.................................................................................13

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF THE BUYER...............................................14

         3.1      Organization and Power; Foreign Qualification.................................................14

         3.2      Authorization and Enforceability of Agreements................................................14

         3.3      Investment Representations....................................................................14

ARTICLE 4             COVENANTS.................................................................................15

         4.1      Covenants Pending Closing.....................................................................15

         4.2      Consents and Approvals; Fulfillment of Conditions.............................................15

         4.3      Access........................................................................................16

         4.4      Disclosure of Breach Discovered...............................................................16

         4.5      Publicity.....................................................................................16

         4.6      Discharge of Liabilities......................................................................16

         4.7      Maintenance of Records........................................................................16

         4.8      Confidentiality...............................................................................16

         4.9      Noncompetition and Nonsolicitation Agreement..................................................17

         4.10     Transition Services...........................................................................17

ARTICLE 5             CONDITIONS TO THE OBLIGATIONS OF THE BUYER................................................17

         5.1      Representations and Warranties of the Seller..................................................17

         5.2      Absence of Litigation or Investigation........................................................17

         5.3      Delivery of Documents.........................................................................17

         5.4      No Material Adverse Change....................................................................18

ARTICLE 6             CONDITIONS TO THE OBLIGATIONS OF THE SELLER...............................................18

         6.1      Representations and Warranties of the Buyer...................................................18

         6.2      Absence of Litigation or Investigation........................................................18

         6.3      Purchase Price................................................................................18
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         6.4      Employees.....................................................................................18

         6.5      Delivery of Documents.........................................................................18

ARTICLE 7             SURVIVAL; INDEMNIFICATION.................................................................18

         7.1      Survival......................................................................................18

         7.2      Indemnity by the Seller.......................................................................18

         7.3      Transfer Taxes................................................................................19

         7.4      Indemnity by The Buyer........................................................................19

         7.5      Limitations on Recoverable Losses.............................................................19

         7.6      Claims for Indemnification; Disputes..........................................................19

         7.7      Exclusive Remedy..............................................................................20

ARTICLE 8             TERMINATION...............................................................................20

         8.1      Termination...................................................................................20

         8.2      Effect of Termination.........................................................................21

ARTICLE 9             GENERAL PROVISIONS........................................................................21

         9.1      Expenses......................................................................................21

         9.2      Further Assurances............................................................................21

         9.3      Notices.......................................................................................22

         9.4      Successors and Assigns........................................................................22

         9.5      Entire Agreement; Modifications; Waiver.......................................................22

         9.6      Severability..................................................................................22

         9.7      Governing Law.................................................................................23

         9.8      Bulk Sales Compliance.........................................................................23

         9.9      Interpretation................................................................................23

         9.10     Counterparts..................................................................................23

         9.11     Recitals, Schedules and Exhibits..............................................................23

         9.12     Section Headings..............................................................................23


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                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (the "Agreement") is dated as of August 13, 2004 and is entered into between Merisel Americas, Inc., a Delaware corporation (the "Seller") and D&H Services, LLC, a California limited liability company (the "Buyer").

         WHEREAS, the Seller is engaged in the business of providing software licensing distribution services.

         WHEREAS, the Seller owns all of the issued and outstanding capital stock of the Subsidiaries (as defined below).

         WHEREAS, the Buyers desire to acquire and the Seller desires to sell, substantially all of the assets, including the capital stock of the Subsidiaries, and certain of the liabilities of the Seller.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and such other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.8), the Seller shall transfer and deliver to the Buyer, and Buyer shall purchase and accept from the Seller, all of the Seller's right, title and interest, as of the Closing Date, in and to all of the assets of the Seller (other than the Excluded Assets (as defined below)) (collectively, the "Purchased Assets"), including, without limitation,

(a) the trademarks and patents (and applications with respect to any of the foregoing) listed on Schedule 1.1(a);

(b) the trade names, intellectual property and other intangible rights of whatever nature listed on Schedule 1.1(b);

(c) the machinery, equipment, supplies and furniture owned by the Seller ("FF&E") listed on Schedule 1.1(c) (the "Tangible Assets");

(d) the agreements and contracts of the Seller listed on Schedule 2.11 or
Schedule 1.1(d) (the "Contracts"), subject to the provisions of Sections 1.2(b) and 4.2;

(e) intentionally omitted;

(f) the deposits or other prepayments made by the Seller in connection with existing Contracts as of the Closing Date listed on Schedule 1.1(f) (the "Deposits");

(g) all supplier lists, sales files, business development information, databases, price lists and pricing records and schedules, accounting records, rate records, sales literature, technical literature, information and know-how, and general intangibles, licenses (to the extent transferable), trade association or other memberships (to the extent transferable), and any other books, documents, instruments and records used by the Seller;

(h) a copy of the customer lists of the Seller, provided that the Buyer acknowledges and agrees that the Seller shall retain its ownership of such customer lists and may transfer rights in such lists to third parties;

(i) all billed and unbilled accounts receivable of the Seller, as of the Closing Date (the "Accounts Receivable");

(j) all goodwill of the Seller;

(k) all of the issued and outstanding capital stock of the subsidiaries of the Seller listed on Schedule 1.1 (k) hereof (collectively, the "Subsidiaries"); and

(l) all other assets of the Seller except the Excluded Assets.

At the Closing, the Seller shall cause Merisel Properties, Inc. to transfer the real property set forth on Schedule 2.22(a) to the Buyer.

1.2      Excluded Assets; Consents to Assignment.

(a) Notwithstanding any other provision of this Agreement, the Buyer shall not acquire (i) the Seller's rights under this Agreement; (ii) cash and cash equivalents; (iii) the bank accounts and investment accounts set forth on
Schedule 1.2; (iv) rights with respect to any Plan (as defined in Section 1.7),,
(v) refunds of Taxes including without limitation those based on or measured by reference to net income of the Seller ("Income Taxes"), except for refunds related to Tax liabilities assumed by the Buyer hereunder; (vi) insurance policies and any rights with respect thereto; (vii) copies of corporate records, tax returns and financial records of the Seller, (viii) the real property lease held by the Seller for 200 Continental Boulevard, El Segundo, California, and related leasehold improvements and fixtures, (ix) any FF&E not set forth on
Schedule 1.1(c), (x) any agreements or contracts not set forth on Schedules 1.1(d) or 2.11, (xi) assets or stock related to any purchases of any businesses by the Seller after June 30, 2004 and (xii) all assets set forth on Schedule 1.2 (collectively, the "Excluded Assets"). To avoid any ambiguity, the Tax attributes of the Subsidiaries (including any net operating loss carryover of the Subsidiaries based upon the Tax losses incurred by the Subsidiaries) are transferred hereunder in connection with the transfer of the stock of the Subsidiaries, but all Tax attributes of the Seller are being retained by the Seller and are included in the definition of Excluded Assets.

(b) To the extent that the assignment or subcontracting of any Contract shall require the consent of any other party, this Agreement shall not constitute a contract to transfer the same if any attempted transfer would constitute a breach thereof. The Seller and the Buyer shall use their reasonable efforts to obtain any consent necessary to assignment or subcontracting of a Contract in accordance with Section 4.2. If any such consent is not obtained prior to the

Closing then the Seller shall cooperate with the Buyer, at Buyer's sole cost and expense, in any reasonable arrangement requested by the Buyer designed to provide to the Buyer the benefits under any Contract, including enforcement of any and all rights of the Seller against the other party thereto arising out of breach or cancellation thereof by such other party or otherwise.

1.3 Consideration. In consideration for the sale and delivery of the Purchased Assets the Buyer shall:

(a) deliver the estimated Purchase Price (as such term is defined below), if such amount is a positive number, payable in immediately available funds at the Closing;

(b) assume the Assumed Liabilities (as such term is defined in Section 1.4), and

(c) perform the promises and covenants contained herein (collectively the "Purchase Price").

The Purchase Price shall be an amount equal to (i) the book value of the Purchased Assets and the assets of the Subsidiaries as of the Closing (with depreciation of such assets calculated as of the start of business on the Closing Date), less (ii) the amount of the Assumed Liabilities as of the Closing, each calculated in accordance with the terms and provisions of Section
1.10. If Purchase Price is a negative number, Buyer shall acquire cash from the Seller in an amount equal to such difference.

1.4 Assumption of Liabilities. The Buyer shall assume and thereafter shall pay and perform, satisfy and otherwise discharge the following liabilities and obligations of the Seller or the Subsidiaries (the "Assumed Liabilities"):

(i) all obligations and liabilities under the Contracts, in an amount not to exceed any reserves established therefor on the Closing Statement, if such reserves are required by generally accepted accounting principals;

(ii) all obligations and liabilities to Transferred Employees (as defined in Section 1.7) including by reason of any alleged termination of employment as a result of the sale of the Purchased Assets or Purchased Shares;

(iii) all other obligations and liabilities that arise out of the operations of the business of the Buyer arising after the Closing Date;

(iv) all Tax obligations and liabilities of the Seller, other than as set forth in Section 1.5(i) up to the sum of (A) the amount of Tax refunds transferred to the Buyer under Section 1.1 and
                  (B) the amount of Tax obligations and liabilities set forth on
                  Schedule 1.4(iv); and

(v) the specific obligations and liabilities set forth on Schedule 1.4(v), in an amount not to exceed the amounts shown on such schedule.

1.5 Excluded Liabilities. The Buyer expressly does not and shall not assume any liability, obligation or commitment of the Seller unless set forth in Section 1.4, including without limitation:

(i) for any Income Taxes payable by the Seller by reason of the transactions contemplated hereby;

(ii) with respect to any Plan (as defined in Section 1.7) of the Seller;

(iii) any obligation or liability with respect to product or service warranties or liabilities; or

(iv) any obligation or liability not expressly listed in Section 1.4 (collectively, the "Excluded Liabilities").

1.6 Allocation of Purchase Price. The Buyer and the Seller agree that the Purchase Price shall be allocated among the Purchased Assets based upon their fair market value as reasonably determined by the Buyer, in accordance with generally accepted accounting principles and applicable laws, a schedule of which shall be delivered to the Seller within 90 days after the Closing. The Buyer and the Seller agree that each will report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and that neither will take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, or otherwise.

1.7      Employees.
         ---------

(a) The Buyer hereby agrees to offer to employ, at the Closing, the persons identified to the Seller in writing 2 business days prior to the Closing Date (collectively the "Transferred Employees" and each a "Transferred Employee") on such terms and conditions as the Buyer shall determine. At the Closing, the Seller shall terminate the employment of those Transferred Employees who accept employment with the Buyer.

(b) The term of the employment of the Transferred Employees is a matter within the Buyer's sole discretion, it being expressly understood that the Buyer reserves full right to terminate the employment of such persons at any time. However, Buyer hereby agrees to comply with the provisions of the Worker Adjustment and Retraining Notification Act ("WARN"), and shall hold the Seller harmless against all loss and expense, including attorneys' fees, with respect to any WARN liabilities arising as a result of events transpiring on or after the Closing Date.

(c) Except as provided herein, the terms and conditions of the employment of Transferred Employees are matters within the Buyer's sole discretion, it being expressly understood that the Buyer reserves full right to amend or terminate its benefit plans as it sees fit.

(d) The Buyer is not assuming any severance contracts or obligations with respect to the Transferred Employees.

(e) No assets or liabilities of any employee benefit pension, profit sharing, or welfare plans of the Seller or its affiliates (the "Plans") shall be transferred to any comparable plan established or maintained by the Buyer, and the Buyer does not agree to adopt or assume any obligations under the Plans or to contribute to the Plans.

1.8 Closing. The Closing for the sale of the Purchased Assets (the "Closing") will be held at the offices of Bingham McCutchen LLP, 355 South Grand Avenue, Suite 4400, Los Angeles, California 90071, at 10:00 a.m. on the day on which all closing conditions are satisfied (other than those actions the parties will take at the Closing itself), or such other date as the parties hereto mutually agree to, but no later than August 31, 2004 (the "Closing Date").

1.9      Deliveries at Closing.

(a) Seller's Deliveries. At the Closing, the Seller will deliver to the Buyer:

(i) bills of sale or other documents to transfer title to the Purchased Assets; including an assignment and assumption agreement substantially in the form of Exhibit A attached hereto (the "Assignment and Assumption Agreement"), executed by the Seller;

(ii) a deed of trust transferring the real property owned by the Subsidiaries to the Buyer;

(iii) stock certificates evidencing the outstanding shares of capital stock of the Subsidiaries;

(iv)              the certificate described in Section 5.1;

(v)               resignations of the directors of the Subsidiaries; and

(vi) any Purchase Price adjustment payment to be made by the Seller as provided in Section 1.3.

(b) Buyer Deliveries. At the Closing, the Buyer will deliver to the Seller:

(i) any assumption agreements necessary for the Buyer to take title to the Purchased Assets and assume the Assumed Liabilities, including the Assignment and Assumption Agreement, executed by the Buyer;

(ii)              the certificate described in Section 6.1; and

(iii) the Purchase Price, if any, by wire transfer of immediately available funds to an account designated by the Seller.

1.10     Purchase Price Calculation.

(a) The amount of the Purchase Price, as defined in Section 1.3, shall be determined pursuant to this Section 1.10.

                  Notwithstanding anything to the contrary in this Agreement, for all Purchase Price calculations, the Assumed Liabilities listed on Schedule 1.4(v) will be valued at the amounts shown on Schedule 1.4(v).

(b) No later than two (2) days prior to the Closing Date, the Seller shall prepare and deliver to the Buyer an estimated Statement of Purchased Assets and Assumed Liabilities of the Seller and the Subsidiaries as of the start of business on the Closing Date, which will reflect the Purchased Assets, the assets of the Subsidiaries and the Assumed Liabilities (the "Closing Statement"), prepared in accordance with generally accepted accounting principles consistently applied (the "Estimated Closing Statement"). The Purchased Asset and Assumed Liabilities accounts on the Estimated Closing Statement shall be used to calculate the estimated Purchase Price as of the start of business on the Closing Date, with any off-balance sheet liabilities valued at their nominal fair market value (the "Estimated Purchase Price") .

(c) The Buyer shall review the Estimated Closing Statement and Estimated Purchase Price and the parties shall resolve in good faith any disagreements concerning such estimates prior to the anticipated Closing Date.

(d) After the Closing, the Purchase Price will be determined as follows:

                 (i)Within  thirty (30)  calendar  days after the  Closing,  the
                  Seller shall prepare and deliver to the Buyer a Statement of Purchased Assets and Assumed Liabilities, prepared in accordance with generally accepted accounting principles consistently applied (the "Closing Statement"). The applicable Closing Statement Purchased Asset and Assumed Liabilities accounts shall be used to calculate the Purchase Price as of the start of business on the Closing Date, with any off-balance sheet liabilities valued at their nominal fair market value (the "Final Purchase Price"). The Buyer shall have a period of thirty (30) calendar days from receipt of the Closing Statement to review such statement and the Seller's calculation of Final Purchase Price. In connection therewith, the Buyer shall provide the Seller and its representatives with access to all records and work papers necessary to prepare, compute or verify the Closing Statement and the Final Purchase Price.

                 (ii)     Within thirty (30) calendar days  following  receipt
                  by the Buyer of the Closing Statement, the Buyer shall deliver written notice (a "Notice of Disagreement") to the Seller of any dispute the Buyer has with respect to the preparation or content of such Closing Statement or calculation of the Final Purchase Price. The Notice of Disagreement must describe in reasonable detail the items contained in the Closing Statement or calculation of Final Purchase Price that the Buyer disputes and the basis for any such dispute. If the Buyer does not notify the Seller in writing of a dispute with respect to the Closing Statement or calculation of the Final Purchase Price within such thirty
                  (30) day period, the calculation of the Final Purchase Price reflected in the Closing Statement will be final, conclusive and binding on the Seller and the Buyer. If a Notice of Disagreement is delivered to the Seller, the Buyer and the Seller shall negotiate in good faith to resolve the disputed items contained therein. If the Buyer and the Seller, notwithstanding such good faith effort, fail to resolve such disputed items within fifteen (15) calendar days after delivery of the Notice of Disagreement to the Seller, then the Buyer and the Seller jointly shall engage a recognized independent public accounting firm as may be mutually agreed (the "Independent Accountant"), to resolve such disputed items in accordance with the standards set forth in this clause (d). The Seller and the Buyer shall cooperate in the engagement of the Independent Accountant and shall use reasonable efforts to cause the Independent Accountant to render a written decision resolving the matters submitted to the Independent Accountant as promptly as practicable. The scope of the disputes to be resolved by the Independent Accountant will be limited to the items in dispute that were properly included in the Notice of Disagreement. The Independent Accountant's decision will be based solely on written submissions by the Seller and its representatives and written submissions by the Buyer and its representatives. The Independent Accountant may not assign a value to a disputed item greater than the greatest value assigned to the disputed item by the Buyer, on the one hand, or the Seller, on the other hand, or smaller than the smallest value assigned to the disputed item by the Buyer on the one hand, or the Seller, on the other hand.
                  All determinations made by the Independent Accountant will be final, conclusive and binding on the Buyer and the Seller and judgment may be entered upon the determination of the Independent Accountant in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of the Independent Accountant shall be shared equally between the Buyer and the Seller.

                  (iii) For purposes of complying with the terms set forth in this Section 1.10(d), the Seller shall cooperate with and make available to the Buyer and its representatives all information, records, data and working papers, as may be reasonably required in connection with the analysis of the Closing Statement and Final Purchase Price and the resolution of any disputes thereunder.

                 (iv) After giving effect to this Section 1.10(d), the Purchase
                  Price shall either be (A) increased by the amount, if any, by which (1) Final Purchase Price exceed (2) Estimated Purchase Price or (B) decreased by the amount, if any, by which (1) Estimated Purchase Price exceeds (2) the Final Purchase Price.

                 (v) The payment of the amount of any adjustment required under this Section 1.10(d) shall be made, within (A) five (5) business days after the Buyer notified the Seller that it does not object to the Final Purchase Price, or the end of the thirty (30) day review period if no dispute notice has been given by the Buyer or (B) five (5) business days following the final determination of any disputed items pursuant to Section 1.10(d)(ii).

ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Buyer as follows:

2.1 Organization and Good Standing. The Seller and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification is necessary, except for where the failure to be so qualified would not have a material adverse effect on the business of the Seller. The Seller has all necessary corporate power and authority to carry on its business as it is now being conducted. Each of the Subsidiaries is duly qualified to transact business and is in good standing in every jurisdiction in which the character of its business makes such qualification necessary, except for jurisdictions where the failure to be so qualified would not have a material adverse effect its business. Each of the Subsidiaries has all necessary corporate power and authority to carry on its business as it is now conducted.

2.2 Investment. The Subsidiaries do not, directly or indirectly, own or control any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business organization, trust or other entity, other than as disclosed on Schedule 2.11.

2.3 Authorization and Enforceability. The Seller has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by the Seller's Board of Directors and this Agreement will be duly executed and delivered by the Seller and will constitute the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally; and except as enforcement may be limited by general principles of equity.

2.4 Consents, No Violations. Except as set forth on Schedule 2.4, no approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby, except for those which, if not obtained, would not have, individually or in the aggregate, a material adverse effect on the operations, financial condition or results of operations of the Seller or of the Subsidiaries taken as a whole (a "Material Adverse Effect") or the ability of the Seller to execute and deliver this Agreement or to consummate the transactions contemplated hereby. Except as set forth on Schedule 2.4 or as would not have, individually or in the aggregate, a Material Adverse Effect, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Certificate of Incorporation or the Bylaws of the Seller or of any of the Subsidiaries, (b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which the Seller or any of the Subsidiaries is a party or by which any of the Purchased Assets or the assets of any of the Subsidiaries may be bound, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Seller or any of the Subsidiaries or any of the Purchased Assets or the assets of any of the Subsidiaries or (d) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance upon any of the Purchased Assets or the assets of any the Subsidiaries.

2.5      Title to Tangible Assets and Purchased Shares.

(a) The Seller has good and marketable title to all of the owned Tangible Assets. All such owned Tangible Assets are free and clear of any conditions or restrictions on transfer or assignment and, except as shown on Schedule 2.5(a), of any and all liens, pledges, claims, security interests, encumbrances, charges, restrictions or liabilities of any kind (collectively, "Liens"). Each Subsidiary has good and marketable title to all of the Tangible Assets it purports to own, free and clear of any Liens.

(b) The Seller beneficially owns all outstanding capital stock of the Subsidiaries free and clear of all Liens (other than restrictions on transfer under federal or state securities laws).

2.6 Transactions with Affiliates. Schedule 2.6 sets forth any material contracts, agreements or transactions of the Seller or any Subsidiary with any of the officers, directors or employees.

2.7 Financial Statements. The Seller has previously delivered to the Buyer balance sheets of the Seller and its affiliates at December 31, 2003 and June 30, 2004 and statements of operations for the three and six month periods ended June 30, 2004 (the "Financial Statements"). The Financial Statements were (a) prepared from the books and records kept by the Seller and the Subsidiaries and
(b) have been prepared, in all material respects, in accordance with generally accepted accounting principles as in effect from time to time (other than the omission of footnotes). The Financial Statements present fairly in all material respects the financial position and results of operations of the Seller and the Subsidiaries as of and for the periods then ended.

2.8 Accounts Receivable. The accounts receivable of the Seller and the Subsidiaries, as reflected in the June 30, 2004 Balance Sheet, represent sales actually made or services actually performed on or prior to such date in the ordinary course of the business and consistent with past practices.

2.9 Licenses and Permits. Schedule 2.9 hereto contains a complete list of all material governmental licenses and permits held by the Seller and the Subsidiaries (the "Licenses"). Except as set forth on Schedule 2.9, or as would not have, individually or in the aggregate, a Material Adverse Effect, to the knowledge of the Seller (i) there are no pending or, threatened claims or proceedings challenging the validity of or seeking to revoke or discontinue (other than expiration according to each respective License's terms), any of the

Licenses and (ii) there are no defaults or events which but for notice of lapse of time or both would constitute a default under the Licenses.

2.10 Absence of Certain Changes. As of the date hereof, except as set forth in
Schedule 2.10, and except for the transactions specifically contemplated under this Agreement, since June 30, 2004, there has not been:

(a) Any declaration, setting aside or payment of any dividend or distribution in the form of assets or property with respect to the capital stock of the Subsidiaries;

(b) Any material transaction not in the ordinary course of business, including any sale of properties or assets;

(c) Except in the ordinary course of business and consistent with past practices, any payment, satisfaction, discharge or cancellation of any material debts or claims of the Seller or the Subsidiaries;

(d) Any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the Purchased Assets;

(e) Other than in the ordinary course of business, any increase in, or commitment to increase, the direct or indirect compensation payable or to become payable to any Transferred Employee or any commitment to make severance, bonus or special payments to any Transferred Employee, upon a change in ownership of the Seller; and

(f) Any material alteration in the manner of keeping the books, accounts or records of the Seller or the Subsidiaries or in the accounting practices of the Seller or the Subsidiaries.

2.11 Contracts. Schedule 2.11 contains, as of the date of this Agreement, a complete, list of all written contracts to which the Seller or any Subsidiary is a party: (i) pursuant to which the Seller or any Subsidiary will make or receive payments in excess of $100,000 per annum; (ii) regarding financing for the Seller or any Subsidiary or (iii) relating to the real property leased by the Seller or any Subsidiary (the "Leased Real Property")(the "Material Contracts"). Other than as set forth on Schedule 2.11 or as would not have, individually or in the aggregate, a Material Adverse Effect, (i) to the Seller's knowledge, no event has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any term or provision of any of the Material Contracts and (ii) each of the Material Contracts is the legal, valid and binding obligation of the Seller or a Subsidiary, as applicable, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium, government contracting or other laws relating to or affecting the enforcement of creditors' rights and remedies generally and except as enforcement may be limited by general principles of equity.

2.12 Compliance With Laws. Except as disclosed on Schedule 2.12, or as would not have, individually or in the aggregate, a Material Adverse Effect, the business of the Seller and of each of the Subsidiaries is in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all federal governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Seller or the Subsidiaries.

2.13 Employees. Except to the extent set forth in Schedule 2.13, or as would not have, individually or in the aggregate, a Material Adverse Effect:

(a) The Seller and each Subsidiary is in material compliance with all federal, state and local laws, statutes, ordinances, rules, regulations, orders and other requirements relating to the employment of labor;

(b) There is no pending or threatened charge, complaint, allegation, application or other process or claim against the Seller or any Subsidiary before any federal, state or local or other governmental or administrative agency relating to employment matters for the Seller or any Subsidiary; and

(c) No Transferred Employees are covered by any collective bargaining agreement, nor, to the knowledge of the Seller, as of the date hereof, is there any effort being made by any union to organize the Transferred Employees.

2.14 Litigation. Except as set forth in Schedule 2.14, or as would not have individually or in the aggregate a Material Adverse Effect:

(a) There is no pending or, to the knowledge of the Seller, threatened action, suit, arbitration proceeding, unfair labor practice proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting the Seller or the Subsidiaries, or the transactions contemplated by this Agreement, and

(b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency affecting the business of the Seller or of any of the Subsidiaries.

2.15     Environmental Compliance.

Except as set forth on Schedule 2.15, or as would not have, individually or in the aggregate, a Material Adverse Effect,

(a) Seller is operating the business of Seller and the Subsidiaries (the "Business") in material compliance with all applicable local, state and federal environmental, health and safety laws, statutes, regulations and ordinances relating to or otherwise imposing liability or standards of conduct concerning pollution, protection of the environment or human health and safety, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.ss.9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901 et seq., the Clean Water Act, 33 U.S.C. ss.ss.1251 et seq., and the environmental laws and regulations of the states in which the Business operates as each such law, statute, regulation or ordinance has been amended from time to time ("Environmental Laws and Regulations").

(b) Neither Seller nor the Subsidiaries have accepted for destruction, and do not store, any hazardous substance or hazardous material in the Leased Premises except for de-minimis amounts of items such as office or cleaning supplies used in the ordinary course of business.

(c) Neither Seller or the Subsidiaries has ever disposed of, released or caused the release from, at, under or onto the Leased Premises of an amount of any hazardous substance or hazardous material into the environment which release or disposal would constitute a violation of, require reporting or notification to any governmental agency pursuant to, or require investigation or clean-up under any Environmental Laws and Regulations. To Seller's knowledge, no disposal, release or burial of any hazardous substance or hazardous material has occurred at any facility or site to which hazardous substances or hazardous materials from or generated by the Business may have been taken at any time in the past.

(d) Seller is not a potentially responsible party nor has not received any notice that it is a potentially responsible party, notice of responsibility, notice of violation or request for information from any government agency or other Person under any Environmental Laws and Regulations with respect to the Business or the Leased Premises. Seller does not own, lease, rent or otherwise utilize any underground storage tanks in connection with the Business, and, to Seller's knowledge, there are no tanks, containers, cylinders, drums or cans buried, stored or deposited in or at the Leased Premises.

(e) Seller has delivered to Buyer copies of all environmental assessments, surveys and reports in Seller's possession or control related to the Leased Premises, all of which are identified in Schedule 2.15(a).

2.16 Taxes. Except as disclosed on Schedule 2.16, the Seller and the Subsidiaries have timely filed all material tax returns which the Seller and/or the Subsidiaries (as the case may be) are required to file with respect to all federal, state, local, foreign or other governmental, income, franchise, gross, receipts, payroll, F.I.C.A., unemployment, withholding, real property, personal property, sales, payroll and disability taxes imposed on the Seller with respect to any of the Purchased Assets or the Subsidiaries, including interest and penalties, if any, in respect thereof (collectively, "Taxes"), and have paid or provided for all such Taxes shown to be due thereon. Except as set forth on
Schedule 2.16, to the Seller's knowledge, no action or proceeding is pending or threatened by any governmental authority for any audit, examination, deficiency, assessment or collection from the Seller or the Subsidiaries of any material Taxes with respect to the Seller or the Subsidiaries, no unresolved claim for any deficiency, assessment or collection of any material Taxes has been asserted against the Seller or the Subsidiaries, and all resolved assessments of Taxes have been paid or are reflected in the Financial Statements.

2.17 Brokers and Finders. Except as disclosed in Schedule 2.17, the Seller has not engaged or authorized any broker, finder, investment banker or other third party to act on behalf of the Seller, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby.

2.18 Cross-References on Schedules. To the extent any matter is disclosed on one
Schedule it shall be considered disclosed on all Schedules attached hereto.

2.19 No Warranties. Except as specifically set forth otherwise in this Agreement, all of the assets of the Seller or Subsidiaries are purchased by the Buyer in an "AS IS" CONDITION, "WITH ALL FAULTS, INCLUDING BUT NOT LIMITED TO BOTH LATENT AND PATENT DEFECTS." NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY THE SELLER, AND THE BUYER WAIVES ALL SUCH WARRANTIES, OTHER THAN AS SET FORTH EXPRESSLY IN THIS AGREEMENT, REGARDING THE TITLE, CONDITION AND USE OF THE ASSETS OF THE SELLER, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In connection with the Buyer's investigation of the Seller's business the Buyer has received from Seller and the Seller's agents certain estimates, projections, budgets, plans and other forecasts for the Seller's business (the "Projections"). The Buyer acknowledges that while such Projections were prepared in good faith and are based upon assumptions believed to be reasonable, there are uncertainties inherent in attempting to make the Projections that the Buyer is familiar with such uncertainties, that the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Projections, so furnished to it, and that the Buyer will not assert any claim against the Seller, or any of the Seller's' affiliates, directors, officers, employees, agents, stockholders, affiliates, consultants, investment bankers or representatives, or hold the Seller or any such persons liable with respect thereto.

2.20     Intentionally omitted.

2.21     Intentionally omitted.

2.22     Real Property.

(a)               The Seller does not own any fee interest in any real property.
                  The Subsidiaries own the fee interests in the real property set forth on Schedule 2.22(a).

(b) Schedule 2.22 (b) sets forth a true, correct and complete list of all real property leases, subleases or licenses pursuant to which the Seller or any Subsidiary is a lessor, lessee, sublessor, sublessee, licensor or licensee of real property, which list includes the street address, the identity of the lessors, lessees, sublessors, sublessees, licensors or licensees, the term thereof (referencing applicable extension or renewal periods), the rent payment terms and the current use). The Seller has delivered to the Buyer true, correct and complete copies of each lease, sublease or license to which any Subsidiary is a party, as amended through the date hereof. The real property interests described or listed on Schedule 2.22(b) constitutes all of the leasehold interests in real property leased or otherwise held for use by the Seller or any Subsidiary. With respect to each lease, sublease and license to which any Subsidiary is a party, to Seller's knowledge, except as set forth on Schedule 2.22(b):

(i)               such lease, sublease and license is in full force and effect;

(ii) no party thereto is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(iii) there are no disputes, oral agreements or forbearance programs in effect as to any such lease, sublease or license; and

(iv) none of the Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest therein.

                                     ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller:

3.1 Organization and Power; Foreign Qualification. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. The Buyer is duly qualified to transact business and is in good standing in every jurisdiction in which the character of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the business of the Buyer. The Buyer has all necessary corporate power and authority to own, lease and operate its properties, and to carry on its business, as such is now being conducted.

3.2 Authorization and Enforceability of Agreements. The Buyer has all requisite limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by and approved by all requisite limited liability company action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally and except as enforcement may be limited by general principles of equity. No further approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by the Buyer of this Agreement, or the consummation by the Buyer of the transactions contemplated hereby. The execution, delivery and performance of this Agreement does not violate or conflict with the organizational documents or instruments of the Buyer.

3.3      Investment Representations

(a) The Buyer is an "accredited investor" as such term is defined in Rule 501 under Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

(b) The Buyer acknowledges that it is acquiring the capital stock of the Subsidiaries for its own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the capital stock of the Subsidiaries will not be disposed of in contravention of the Securities Act or applicable state securities laws. The Buyer also acknowledges that no public market now exists for the capital stock of the Subsidiaries and that a public market for such stock will not develop.

(c) The Buyer acknowledges that the capital stock of the Subsidiaries has not been registered under the Securities Act or any state securities laws and, therefore, cannot be sold, and must be held indefinitely, unless subsequently registered under the Securities Act and state securities laws or unless an exemption from such registration is available.

(d) The Buyer acknowledges that its investment in the capital stock of the Subsidiaries involves a high degree of risk and represents that it is able to bear the economic risk of such investment for an indefinite period of time.

                                   ARTICLE 4

                                    COVENANTS

4.1 Covenants Pending Closing. The Seller agrees that from the date hereof to the Closing Date, except (i) in the ordinary course of the business of the Seller's or any of the Subsidiaries, (ii) to the extent disclosed in Schedule 4.1, or (iii) to the extent that the Buyer shall otherwise give its written consent, the Seller will, and will cause each of the Subsidiaries to:

(a) operate substantially as now operated and only in the ordinary course and, to the extent of and consistent with such operation, use reasonable efforts to preserve intact the present business organization and the relationships with persons having business dealings with the Seller and each of the Subsidiaries;

(b) maintain the books, accounts and records of the Seller and each of the Subsidiaries, in the usual, regular and ordinary manner and consistent with past practice;

(c) refrain from (i) disposing of or encumbering any of its properties and assets, whether tangible or intangible other than in the ordinary course of business, (ii) selling, issuing or repurchasing or redeeming any capital stock of the Subsidiaries or (iii) making any dividends or distributions with respect to the capital stock of any of the Subsidiaries;

(d) not cause to borrow any money, or incur, assume or guaranty or otherwise become directly or indirectly responsible for the payment of any indebtedness or obligation of any other person;

(e) not amend or modify in a manner materially adverse to the Seller or of any Subsidiary, or terminate, any Contract; and

(f) not adopt any new Plan or any amendment to any Plan to provide any new or additional plan, programs, contracts or arrangements involving direct or indirect compensation to any of the Transferred Employees.

4.2 Consents and Approvals; Fulfillment of Conditions. The Seller and the Buyer will use their reasonable efforts (i) to obtain all necessary consents and approvals of other persons and governmental and regulatory authorities to the consummation of the transactions contemplated by this Agreement, (ii) to obtain all other consents and novations necessary or advisable in connection with the transactions contemplated by this Agreement, and (iii) to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with and fulfilled by them prior to or at the Closing Date. From time to time after the Closing Date (in intervals of no less than 30 days), as consents to assignments or novations are received, the Buyer shall deliver to the Seller an assignment and assumption agreement substantially in the form of Exhibit A, until all Contracts have been duly assigned to the Buyer. All regulatory filings or consent payments shall be at the Buyer's expense.

4.3 Access. Prior to the Closing, the Seller agrees to permit the Buyer and its employees, agents and representatives to have reasonable access to the properties, assets, books and records, contracts and other documents of the Seller and the Subsidiaries, on reasonable prior notice to and approval of the Seller, during regular business hours, and to authorize the expressly authorized representatives of the Seller to discuss the affairs of the Seller and the Subsidiaries with the employees, agents and representatives of the Buyer; provided that the Buyer shall not be permitted to conduct any environmental investigations or contact any customers, suppliers, vendors or other employees of the Seller and the Subsidiaries.

4.4 Disclosure of Breach Discovered. In the course of their due diligence whether before, upon or following the date first above written and prior to the Closing Date, should a party discover any fact or omission to disclose a material fact that they believe to constitute a breach of a representation or warranty hereunder, such party shall promptly disclose such fact or omission to all other parties hereto. In the event that the discovering party proceeds with signing this Agreement and/or a Closing despite actual knowledge of any such fact or omission, for all purposes such actual knowledge shall result in a waiver of the applicable breach of this Agreement.

4.5 Publicity. Prior to the Closing, the Buyer, and any of its agents or affiliates, shall not directly or indirectly make any press release or other public communication after the date hereof with respect to the transactions contemplated hereby without the prior written consent of the Seller. The Buyer acknowledges and agrees that the Seller is a subsidiary of a public company, and that such public company will disclose the terms of this Agreement and information regarding the transactions contemplated hereby in press releases and public filings, including filing a copy of this Agreement, when and as it deems appropriate for compliance with applicable laws, rules or regulations including the rules and regulations of the Securities and Exchange Commission or the Nasdaq National Market.

4.6 Discharge of Liabilities. The Buyer shall fully, faithfully and promptly discharge each of the Assumed Liabilities as and when due and dischargeable, according to the terms of the respective Assumed Liability.

4.7 Maintenance of Records. The Buyer shall: (i) protect, preserve and maintain all books and other records of the Seller and the Subsidiaries (the "Records") for ten years after the Closing using the same duty of care as the Buyer uses for its own records, (ii) not dispose of any Record earlier than the time period stated in clause (i) without first giving the Seller at least three months advance written notice of such destruction and obtaining the Seller's written consent thereto, and (iii) grant the Seller access to the Records at any reasonable time, and from time to time, upon request by the Seller. Seller or its affiliates may keep copies of such financial records.

4.8 Confidentiality. The terms of the Confidentiality Agreement dated July 28, 2004 between Seller and Buyer are incorporated by reference and shall continue in full force and effect in accordance with its terms.

4.9      Noncompetition and Nonsolicitation Agreement.

(a) The Seller covenants that for a two-year period from the Closing Date it will not, directly or indirectly, without the prior written consent of the Buyer, purchase or acquire any interest in (whether by acquisition of assets or any stock or equity ownership interest or by merger or consolidation or otherwise) or operate a software licensing distribution business in the United States (a "Competing Business"), provided that the restriction set forth above shall not prohibit the Seller from purchasing or acquiring (i) less than five percent (5%) (in the aggregate) of the issued and outstanding capital stock of any publicly traded corporation or (ii) ownership or control of any corporation or enterprise (or interest therein) which derives less than 15% of its total revenues from a Competing Business.

(b) The Seller covenants that for a two year period from the Closing Date it will not, directly or indirectly, without the prior written consent of the Buyer, (i) solicit any customers or vendors of the Seller as of the Closing Date located in the United States in an effort to obtain any such person as a customer or vendor of a Competing Business or (ii) solicit any Transferred Employee to terminate his or her employment relationship with the Buyer, provided that general advertising or solicitations for employment shall not be a breach of this agreement.

4.10 Transition Services. The Seller agrees that for a 90-day period after Closing, it shall provide transition services reasonably requested by the Buyer to the Buyer, provided that the Seller shall not be obligated to incur any expense or obligation in connection with providing such transition services.

                                ARTICLE 5

                   CONDITIONS TO THE OBLIGATIONS OF THE BUYER

         The obligations of the Buyer hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Buyer but only in writing):

5.1 Representations and Warranties of the Seller. All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (unless such representation speaks as of an earlier date, in which case it shall be true and correct as of such date); the Seller shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed prior to the Closing; and at the Closing, there shall be delivered to the Buyer a certificate to such effect signed by an authorized officer of each of the Seller.

5.2 Absence of Litigation or Investigation. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

5.3 Delivery of Documents. The documents described in Section 1.9(a) hereof shall have been delivered to the Buyer.

5.4 No Material Adverse Change. There shall not have been a Material Adverse Change since the date of this Agreement.


                                    ARTICLE 6

                   CONDITIONS TO THE OBLIGATIONS OF THE SELLER

         The obligations of the Seller hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Seller, but only in writing):

6.1 Representations and Warranties of the Buyer. All representations and warranties of the Buyer contained in this Agreement shall be true and correct as of the date made and shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (unless such representation speaks as of an earlier date, in which case it shall be true and correct as of such date); the Buyer shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed and satisfied by it at or prior to the Closing; and at the Closing, the Buyer shall deliver to the Seller a certificate to such effect signed by an authorized officer of the Buyer.

6.2 Absence of Litigation or Investigation. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

6.3 Purchase Price. The Buyer shall at the Closing deliver the wire transfer to the Seller of the Purchase Price, if any, in the form of immediately available funds.

6.4 Employees. The Buyer shall have made offers to all Transferred Employees, as provided in Section 1.7 above.


6.5 Delivery of Documents. The documents described in Section 1.9(b) hereof shall have been delivered to the Seller.


                                  ARTICLE 7

                            SURVIVAL; INDEMNIFICATION

7.1 Survival. The representations and warranties made by the Seller in this Agreement shall survive until the first anniversary of the Closing Date except that the representations in Sections 2.1, 2.3 and 2.16 shall survive the applicable statute of limitations. The representations and warranties made by the Buyer in this Agreement shall survive until the first anniversary of the Closing Date.

7.2 Indemnity by the Seller. The Seller shall indemnify and hold harmless the Buyer from and against, any costs, expenses or damages (other than the Buyer's administrative costs and expenses and excluding consequential damages and lost profits) ("Loss") that the Buyer shall incur or suffer, but subject at all times to Sections 7.5 and 7.6 hereof, arising out of or resulting from (A) any breach by the Seller of (i) any representation and warranty contained in this Agreement; (ii) any agreement or covenant contained in this Agreement or (B) the amount by which any Assumed Liability exceeds the amount reflected in the calculation of the Final Purchase Price or (C) any Excluded Liabilities. Claims under Sections 7.2(B) or (C) shall not be subject to the limitations set forth in Section 7.5.

7.3 Transfer Taxes. The Seller shall be liable for and shall pay all excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes which may be imposed in connection with the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto ("Transfer Taxes"). Each party hereto hereby agrees to file all necessary documentation in connection with the payment and reporting of Transfer Taxes.

7.4 Indemnity by The Buyer. The Buyer shall indemnify, hold harmless, defend and protect the Seller from and against, any Loss that the Seller shall incur or suffer, but subject at all times to Section 7.6 hereof, arising out of or resulting from (A) any breach by the Buyer of (i) any representation and warranty contained in this Agreement (ii) any agreement or covenant under or pursuant to this Agreement that survived the Closing, (B) any Assumed Liability,
(C) the obligations of the Buyer set forth in Section 1.7 or (D) from the Buyer's conduct of the software licensing distribution business and the use of the Purchased Assets after the Closing Date.

7.5 Limitations on Recoverable Losses. Claims for payment of the Buyer's Losses (other than claims for payment under Section 7.2(B) or (C)), (i) may be made only with respect to claims arising during the survival period, (ii) must be made, if at all, by giving the written Claim Notice (as defined in Section 7.6 hereof) to the Seller during the survival period, as applicable, with respect to such claim, (iii) may be made only to the extent that the aggregate amount of the Buyer's recoverable Losses shall exceed $250,000 (and then only for such excess); and (iv) shall not exceed $5,000,000 in the aggregate for the representations and warranties contained in Article 2 hereof excluding Sections 2.1, 2.3 and 2.16. Claims for payment of the Seller's Losses, (i) may be made only with respect to claims arising during the survival period, (ii) must be made, if at all, by giving the written Claim Notice (as defined in Section 7.6 hereof) to the Buyer during the survival period, as applicable, with respect to such claim, (iii) may be made only to the extent that the aggregate amount of the Seller's recoverable Losses shall exceed $250,000 (and then only for such excess); and (iv) shall not exceed five $5,000,000 in the aggregate.

7.6      Claims for Indemnification; Disputes.

(a) Claims for Indemnification. Any party hereto (individually or with others, collectively, the "Indemnities") shall give the Seller or the Buyer, as the case may be (the "Indemnitor"), prompt written notice (the "Claim Notice") of any claim (including the receipt of any demand) or the commencement of any action with respect to which indemnity may be sought by the Indemnitee (individually, a "Claim" and collectively, the "Claims"); provided, however, that if the Indemnitee fails to give such Claim Notice prior to the expiration of the applicable survival period or other applicable period, all rights of the

Indemnitee to assert any such Claims shall terminate and be forever waived; provided further that notice of a Third Party Claim (as defined below) for which indemnification may be sought hereunder shall be given within 10 days of notice to the Indemnitee of such Third Party Claim. The Claim Notice shall state (i) the aggregate amount of the Losses as to which indemnification is being sought (which amount may be estimated and updated from time to time, and which shall, in the case of the Buyer's Losses, describe such amount both gross and net of the Tax benefit to the Buyer); (ii) the components of the amount of Losses for which indemnification is being sought (which components may be estimated and updated from time to time); and (iii) a general description of the grounds upon which the Claim for indemnification is being made.

(b) Control of Litigation; Mutual Cooperation. If a Claim is based upon a claim asserted by a third party against the Indemnitee (a "Third Party Claim") the Indemnitor may at its option assume the defense of such claim including, without limitation, the employment of counsel reasonably satisfactory to the Indemnitee and if the Indemnitor assumes the defense, all fees and expenses of counsel retained by the Indemnitee shall be payable by the Indemnitee. Regardless of which party is controlling the defense of the Third Party Claim (i) the Indemnitor and the Indemnitee shall act in good faith; (ii) no settlement of the Third Party Claim may be agreed to without the written consents of the Indemnitor and the Indemnitee, which consents shall not be unreasonably withheld; (iii) the reasonable fees and expenses of counsel retained to defend the Third Party Claim, expert witness fees and other costs incurred in such action shall be deemed to be included in such Losses and shall be payable by the Indemnitor to the extent and under the limitations provided in this Article VII; and (iv) the party controlling the defense of the Third Party Claim shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleading, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the Third Party Claim, and timely notices of, and the right to participate in (as an observer), any hearing or other court proceeding relating to the Third Party Claim.

7.7 Exclusive Remedy. Each party hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VII or elsewhere in this Agreement.

                                    ARTICLE 8

                                   TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, as follows, and in no other manner:

(a) By agreement of the Buyer on the one hand, and the Seller on the other hand, approved by the respective Boards of Directors of the Buyer and the Seller.

(b) By the Buyer if (i) at any time there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the Seller in any of the representations, warranties or covenants under this Agreement which breach is not curable, or, if curable, is not cured within 10 days after written notice of such breach is given to the Seller; or (ii) any of the conditions set forth in

Article 5 hereof shall not have been met in all material respects by August 31, 2004.

(c) By the Seller if (i) there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the Buyer in any of the representations, warranties or covenants under this Agreement which breach is not curable, or if curable, is not cured within 10 days after written notice of such breach is given to the Buyer; or (ii) any of the conditions set forth in
Article 6 hereof shall not have been met in all material respects by August 31, 2004 or (iii) an Acquisition Proposal (as defined below) is received by the Seller or the Seller's parent that the board of directors of the Seller's parent determines is more favorable to the stockholders of the Seller or of the Seller's parent than the transactions contemplated by this Agreement; provided that if the Seller terminates this Agreement under this clause (iii), it shall promptly pay to the Buyer $100,000, which shall be the Buyer's sole recovery in the event of such termination.

For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of all or substantially all of the assets or shares of capital stock of the Seller or the Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, sale of equity, recapitalization, liquidation, dissolution or similar transaction involving the Seller, the Subsidiaries or the Seller's parent, other than the transactions contemplated by this Agreement.

Nothing in this Agreement shall prohibit the Seller, or the Seller's parent, from responding to an Acquisition Proposal or furnishing information to or entering into discussions with a person making an Acquisition Proposal.

8.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 8.1, all obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of either party to another, except for the obligations set forth in Sections 4.8 and 9.1, provided, however, that the parties shall remain obligated for any breach of this Agreement.

                                  ARTICLE 9

                               GENERAL PROVISIONS

9.1      Expenses.
         --------

(a) Except as otherwise provided in this Agreement, all expenses incurred pursuant to this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expense.

(b) All costs of transferring the Purchased Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes, shall be paid by the Buyer.

9.2 Further Assurances. Each party hereto agrees to use such party's commercially reasonable efforts to cause the conditions to such party's obligations herein set forth to be satisfied at or prior to the Closing insofar as such matters are within its control. Each of the parties agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by any other party to evidence its rights hereunder.

9.3 Notices. Any notices hereunder shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered by personal delivery or as of five (5) business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid or twenty-four (24) hours after deposit with an overnight courier, addressed as follows:

         If to the Buyer:           D&H Services, LLC
                                    13600 Newton More Place
                                    Bristow, Virginia  20136
                                    Attention:  Tina J. Wurtz

         If to the Seller: Merisel Americas, Inc.
                                    200 Continental Boulevard
                                    El Segundo, California  90245
                                    Attention:  Allyson Vanderford


or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section
9.3. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is given. Any party may unilaterally change any one or more of the addresses to which a notice to the party or its representative is to be delivered or mailed, by written notice to the other party hereto given in the manner stated above.

9.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their successors and assigns. Notwithstanding the foregoing, the rights and obligations of the parties hereunder are not assignable to another person without the prior written consent of all other parties hereto.

9.5 Entire Agreement; Modifications; Waiver. This Agreement and the agreements ancillary hereto, supersede any and all agreements heretofore made, written or oral, relating to the subject matter hereof, and constitute the entire agreement of the parties relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the Buyer on the one hand and the Seller on the other hand. No waiver shall be binding unless executed in writing by the party making such waiver.

9.6 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision is held to be invalid or unenforceable, such provision shall be construed by the appropriate judicial body by limiting or reducing it to the minimum extent necessary to make it legally enforceable.

9.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California, without regard to its conflict of laws provisions.

9.8 Bulk Sales Compliance. The Buyer and the Seller waive compliance with the provisions of the applicable statutes relating to bulk transfers or bulk sales.

9.9 Interpretation. As used anywhere in this Agreement, any representation or warranty given to the knowledge of the Seller shall mean to the actual knowledge of the chief executive officer and chief financial officer of the Seller and a party's "actual knowledge" shall refer to the actual knowledge of such persons.

9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

9.11 Recitals, Schedules and Exhibits. The recitals, schedules and exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

9.12 Section Headings. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

         "BUYER"      D& H Services LLC, a California limited liability company

                      By: /s/Tina J. Wurtz
                         -------------------------------------
                      Name:  Tina J. Wurtz
                      Title:  President


         "SELLER"     MERISEL AMERICAS, INC., a Delaware corporation

                      By:/s/Allyson Vanderford
                         --------------------------------------
                      Name:  Allyson Vanderford
                      Title:  Vice President-Finance